Exhibit 99.1

Starbucks Announces Strategic Priorities and Operational Initiatives to Accelerate Growth and Create Long-Term Shareholder Value

•	Adds 5 million new digitally registered customers with Digital Flywheel since April 2018; Active Starbucks Rewards members up 13 percent year-over-year to 15 million

•	Three newer major digital initiatives will contribute approximately 1-2% attributable comps in FY19

•	Raises target for cash returned to shareholders to $25 billion through FY20, including a 20 percent increase in the company’s regularly scheduled quarterly dividend

•	Sharpens focus on optimizing store footprint, anticipates lower net new store growth in the U.S. for FY19 - further concentrating growth in under penetrated markets

•	Decisive steps being taken by leadership to address an anticipated 1 percent growth in Q3 FY18 global comparable store sales

•	Announces plans to drive G&A efficiency

•	Will provide additional detail with respect to FY18 guidance during Investor Presentation

SEATTLE, June 19, 2018 – Starbucks Corporation (NASDAQ: SBUX) today announces a set of strategic priorities and corresponding operational initiatives to accelerate growth and create long-term shareholder value.

Starbucks details three strategic priorities to regain revenue and earnings momentum:

•	Accelerating growth in the U.S. and China, the company’s targeted long-term growth markets;

•	Expanding and leveraging the global reach of the brand through the Global Coffee Alliance; and

•	Sharpening the focus on increasing shareholder returns.

“While certain demand headwinds are transitory, and some of our cost increases are appropriate investments for the future, our recent performance does not reflect the potential of our exceptional brand and is not acceptable,” said Kevin Johnson, Starbucks president and ceo. “We must move faster to address the more rapidly changing preferences and needs of our customers. Over the past year we have taken several actions to streamline the company, positioning us to increase our innovation agility as an organization and enhance focus on our core value drivers which serve as the foundation to re-accelerate growth and create long-term shareholder value.”

Accelerating growth in the U.S. and China

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The company’s streamlining initiatives will enable greater agility in adapting more quickly to changes in consumer preferences. This includes accelerating product innovation around core beverages while leveraging the growing tea and refreshment category, as well as consumer behavior trends towards health and wellness.

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Starbucks is optimizing its U.S. store portfolio at a more rapid pace in FY19, including shifting new company-operated store growth to underpenetrated markets, slowing licensed store growth, and increasing the closure of underperforming company-operated stores in its most densely penetrated markets to approximately 150 in FY19 from a historical average of up to 50 annually. In FY19, this will result in a slightly lower growth rate in net new company-operated stores.

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Starbucks is actively expanding the breadth and depth of digital relationships with current and new customers. The company has added 5 million new digitally registered customers since April 2018 and 2 million active Starbucks Rewards members year-over-year to 15 million, up 13 percent from the previous year.

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In FY19, the company expects newer digital initiatives to contribute one to two points of comp growth in the U.S., supported by a redesigned Starbucks Rewards program that provides customers more choice around redemptions and payment, as well as expanded personalization capabilities for customers that have a digital relationship with the company.

Expanding and leveraging the global reach of the brand

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Starbucks continues to make progress toward closure of the Global Coffee Alliance transaction with Nestlé to accelerate and grow the global reach of Starbucks brands in Consumer Packaged Goods (CPG) and Foodservice, adding opportunity for another 5 million points of presence in 189 countries.

Sharpening focus on profitability and increasing shareholder returns

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With the execution of the company’s strategic priorities expected to improve the return profile of the business, the company now expects to return approximately $25 billion in cash to shareholders in the form of share buybacks and dividends through FY20. This represents a $10 billion increase from the cash return target announced on November 2, 2017.

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Starbucks is intensifying its focus on G&A efficiency, with plans to partner with an external consultant to drive speed and leverage best practices in identifying areas of opportunity. The company expects to provide more detailed plans in conjunction with the company’s Q3 FY18 earnings call.

•	The company is actively exploring strategic options to license company-operated stores in other appropriate markets.

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In support of an accelerated return of cash to shareholders, the Board of Directors approved a 20 percent increase in the company’s regular quarterly dividend and declared a cash dividend of $0.36 per share payable on August 24, 2018, to shareholders of record as of August 9, 2018. This represents the 8th annual increase in the company’s regular quarterly dividend.

Financial Update
The company now anticipates 1 percent growth in comparable store sales globally in Q3 FY18. Additional details with respect to FY18 guidance will be provided during today’s Investor Presentation.

Investor Presentation and Q&A Call
Starbucks management will discuss these updates at the Oppenheimer 18th Annual Consumer Conference in Boston today at 4:25 p.m. ET. The presentation will be webcast with closed captioning and can be accessed on the company’s website: http://investor.starbucks.com. A replay of the webcast will be available on the company’s website through Wednesday, July 25, 2018.

Following today’s presentation, Starbucks will hold a Q&A conference call with cfo Scott Maw starting at 6:00 p.m. ET. The conference call will be webcast and can also be accessed on the company’s website: http://investor.starbucks.com. A replay of the webcast will be available on the company’s website through Wednesday, July 25, 2018.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at http://news.starbucks.com or www.starbucks.com.

Forward Looking Statement
Certain statements contained herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based upon information available to Starbucks as of the date hereof, and Starbucks actual results or performance could different materially from those stated or implied due to risks and uncertainties associated with its business. These risks and uncertainties include, but are not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the closing of the recently announced transaction with Nestlé S.A. to form a Global Coffee Alliance, the acceptance of the company’s products by our customers, the impact of competition, coffee, dairy and other raw materials prices and availability, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Starbucks Annual Report on Form 10-K for the fiscal year ended October 1, 2017. The company assumes no obligation to update any of these forward-looking statements.